EXHIBIT 11.1

                     Golden Books Family Entertainment, Inc.
                        Computation of Per Share Earnings
                      (In thousands, except per share data)


                                                                           Predecessor Company
                                                 -----------------------------------------------------------------------------------
                                                                                                  11 Months          Year
                                                                Year Ended                          Ended            Ended
                                                 ----------------------------------------------
                                                    Dec. 25,        Dec. 26,       Dec. 27,        Dec. 28,         Feb. 3,
                                                     1999             1998          1997             1996            1996
                                                 -------------  --------------  --------------  --------------  ---------------
Net income (loss) before preferred
   dividend and extraordinary item............   $    33,883      $(128,599)       $(49,680)      $(197,503)      $(67,047)
Preferred dividend requirement................       (1,252)         (5,491)         (7,849)         (6,136)          (848)
                                                 -------------  --------------  --------------  --------------  ---------------
Net income (loss) before extraordinary
   item.......................................        32,631       (134,090)        (57,529)       (203,639)       (67,895)
Extraordinary item - gain on debt
   discharge..................................       151,956               -               -               -              -
                                                 -------------  --------------  --------------  --------------  ---------------
Income (loss) applicable to common
   shares.....................................   $   184,587      $(134,090)       $(57,529)      $(203,639)      $(67,895)
                                                =============  ==============  ==============  ==============  ===============
Weighted average basic and diluted
   common shares outstanding (1)..............        28,266          27,433          26,357          23,317         21,047
                                                =============  ==============  ==============  ==============  ===============
Net income (loss) before extraordinary
   item applicable to basic and diluted
   common shares..............................   $      1.15      $   (4.89)       $  (2.18)      $   (8.73)      $  (3.23)
Extraordinary item - gain on debt
   discharge..................................          5.38               -               -               -              -
                                                 -------------  --------------  --------------  --------------  ---------------
Income (loss) applicable to basic and
   diluted common shares......................   $      6.53      $   (4.89)       $  (2.18)      $   (8.73)      $  (3.23)
                                                 =============  ==============  ==============  ==============  ===============

-------------------------
(1)  Shares  issuable  upon  the  exercise  of  all  common  stock   equivalents
     consisting primarily of stock options and warrants were not included in the computation since their effect was antidilutive.


Pro forma net income per basic and diluted common share of the Predecessor Company on a proforma basis for the equity structure of the Successor Company was computed as follows:


                                                              Successor Company
                                                                 Year Ended
                                                                Dec. 25, 1999
                                                             -------------------
Net income before preferred dividend and extraordinary item.... $      33,883
Preferred dividend requirement.................................       (1,252)
                                                                -------------
Net income before extraordinary item...........................        32,631
Extraordinary item - gain on debt discharge....................       151,956
                                                                -------------
Income applicable to common shares............................. $     184,587
                                                                =============




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Weighted average basic common shares outstanding.............          10,234
                                                                =============
Weighted average diluted common shares outstanding...........          10,937
                                                                =============

INCOME PER BASIC COMMON SHARE:
Net income before extraordinary  item applicable to basic
   common shares.............................................   $        3.19
Extraordinary item - gain on debt discharge..................           14.85
                                                                -------------
Income applicable to basic common shares.....................   $       18.04
                                                                =============

INCOME PER DILUTED COMMON SHARE:
Net income before extraordinary item applicable to diluted
   common shares.............................................   $        2.98
Extraordinary  item - gain on debt discharge.................           13.90
                                                                -------------
Income applicable to diluted common shares...................   $       16.88
                                                                =============




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